Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Pinnacle Financial Partners, Inc.:
We consent to the incorporation by reference in this registration statement on Form S-8 of Pinnacle Financial Partners, Inc. of our report dated February 29, 2016 with respect to the consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the year ended December 31, 2015, and the related notes (collectively, the “consolidated financial statements”) of Pinnacle Financial Partners, Inc., incorporated herein by reference.

/s/ KPMG LLP

Nashville, Tennessee
May 10, 2018